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                 1996 NON-QUALIFIED STOCK OPTION AGREEMENT

Date of Grant:                   , 19
               ------------------    --

     THIS 1996 NON-QUALIFIED STOCK OPTION AGREEMENT ("Agreement"), dated as of the date of grant first stated above (the "Date of Grant"), is delivered by US Liquids Inc., a Delaware corporation ("Company") to _________________ (the "Grantee").

     WHEREAS, the Board of Directors of the Company ("Board") believes that the Company's association with Grantee increases and enhances the Company's business opportunities and provides avenues for useful business counsel to the Company; and

     WHEREAS, the Board desires to incentivise Grantee to maintain an association with the Company, and has determined that it would be in the best interest of the Company to grant the stock options documented herein to Grantee.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. GRANT OF OPTION. Subject to the terms and conditions hereinafter set forth, Company hereby grants to the Grantee, as of the Date of Grant, an option to purchase up to _____________ shares of common stock, par value $.01 per share ("Stock"), at a price of $______ per share, the fair market value of such Stock on the Date of Grant. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares."

     2. INSTALLMENT EXERCISE. Subject to the prerequisites of this Section 2 and subject to such further limitations as are provided in this Agreement, the Option Shares shall become exercisable as set forth below:

     (a) after December 31, 1997, _________ of the Option Shares shall become exercisable, PROVIDED that on or before December 31, 1997 the Company or a subsidiary of the Company has completed the acquisition of the stock or substantially all of the assets of a business (an "Acquisition") as the result of a business opportunity and introductions or facilitating meetings presented to the Company by Grantee with respect to such business (an "Acquisition Opportunity Presentation"); and PROVIDED FURTHER, that if the Company has not completed an Acquisition pursuant to an Acquisition Opportunity Presentation by Grantee on or before December 31, 1997, the Option of Grantee to acquire ___________ of the Option Shares shall terminate at the close of business on December 31, 1997 without ever having become exercisable;

     (b) after December 31, 1998, ________ of the Option Shares shall become exercisable, PROVIDED that during calendar year 1998 the Company or a subsidiary of the

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Company has completed an Acquisition as the result of an Acquisition
Opportunity Presentation by Grantee; and PROVIDED FURTHER, that if the Company has not completed an Acquisition pursuant to an Acquisition Opportunity Presentation by Grantee during calendar year 1998, the Option of Grantee to acquire _____________ of the Option Shares shall terminate at the close of business on December 31, 1998 without ever having become exercisable; and

     (c) after December 31, 1999, ___________ of the Option Shares shall become exercisable, PROVIDED that during calendar year 1999 the Company or a subsidiary of the Company has completed an Acquisition as the result of an Acquisition Opportunity Presentation by Grantee; and PROVIDED FURTHER, that if the Company has not completed an Acquisition pursuant to an Acquisition Opportunity Presentation by Grantee during calendar year 1999, the Option of Grantee to acquire ____________ of the Option Shares shall terminate at the close of business on December 31, 1999 without ever having become exercisable.

By way of clarification and in summary, one-third of the Option Shares shall become exercisable after the end of each calendar year if the Grantee has brought an Acquisition Opportunity Presentation to the Company which results in an Acquisition by the Company during such calendar year. If in any calendar year 1997, 1998 or 1999 the Company does not complete an Acquisition pursuant to an Acquisition Opportunity Presentation by Grantee, Grantee's Option to acquire one-third of the Option Shares shall terminate, without regard to the number of Acquisitions completed by the Company in other calendar years as the result of Acquisition Opportunity Presentations by Grantee.

     3.   TERMINATION OF OPTION.

          (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised or otherwise terminated pursuant to the terms of this Agreement, shall terminate and become null and void after the expiration of ten (10) years from the Date of Grant (the "Option Term").

          (b) In the event of the death of Grantee, the Option shall terminate, but the Option may be exercised by the Grantee's legal representative(s) during the six-month period following the date of issuance of letters testamentary or letters of administration to the executor or administrator of a deceased Grantee, but not later than one year after the Grantee's death. The Option may be exercised by the Grantee's legal representative(s) only to the extent that the Option was outstanding and exercisable by Grantee on the date of Grantee's death. In no event shall the six-month period referenced in this Section 3(b) extend beyond the Option Term otherwise delineated in this Agreement.

          (c) Notwithstanding any other provisions set forth herein, if the Grantee shall commit any act of malfeasance or wrongdoing with regard to the Company or any

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subsidiary of Company, any unexercised portion of the Option shall immediately terminate and be void.

     4.   EXERCISE OF OPTIONS.

          (a) The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

          (b) Full payment (in U.S. dollars) by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Board, in whole or in part through the surrender of previously acquired shares of Stock at their fair market value on the exercise date.

          (c) On the exercise date specified in the Grantee's notice or as soon thereafter as is practicable, Company shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or reacquired Stock, as Company may elect) upon full payment for such Option Shares. The obligation of Company to deliver Stock shall, however, be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

          (d) If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such Option Shares may be terminated by Company. The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

     5. ADJUSTMENT OF AND CHANGES IN STOCK OF COMPANY. In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of

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Company, the Board shall make such adjustment as it deems appropriate in the number and kind of shares of Stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Grantee any additional benefits under the Option.

     6. FAIR MARKET VALUE. As used herein, the "fair market value" of a share of Stock shall be the average of the high and low sale prices per share
of Stock on the exchange   on which it trades or, if it is not traded on an
exchange, the fair market value of a share shall be determined through the best efforts of the Board.

     7. NO RIGHTS OF STOCKHOLDERS. Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

     8. NON-TRANSFERABILITY OF OPTION. During the Grantee's lifetime, the Option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, Company may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

     9. AMENDMENT OF OPTION. The Option may be amended by the Board at any time (i) if the Board determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986, including amendments, or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.

     10. NOTICE. Any notice to Company provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices at 2014 W. Pinhook Rd., Suite 900, Lafayette, Louisiana 70508, and any notice to the Grantee shall be addressed to the Grantee at the address shown on the signature page of this Agreement. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid. Any party to this Agreement may change its address for notice by notice to the other party in accordance with this Section.

     11. GOVERNING LAW. The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the laws of the State of Texas, except to the extent preempted by federal law.

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     IN WITNESS WHEREOF, Company has used its duly authorized officers to execute this Agreement, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

                                        US LIQUIDS INC.



                                        By: /s/ W. Gregory Orr
                                            ----------------------------------
                                            W. Gregory Orr, President


                                        GRANTEE



                                        By:*
                                            ----------------------------------


                                        Address for notice:

                                        --------------------------------------

                                        --------------------------------------


* William A. Rothrock IV, David Turkal, Gary Brotherton and Dirk Dudgeon have each entered into a 1996 Nonqualified Stock Option Agreement with U S Liquids Inc.


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